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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-32193) and Registration Statements on Form S-8 (Nos. 333-08435, 333-24713, 333-39285, 333-64141, 333-89247, 333-92233,
333-44016 and 333-57708) of Macromedia, Inc. of our report dated March 13, 2001 relating to the financial statements of Atom Corporation, which appears in the Current Report on Form 8-K of Macromedia, Inc. dated March 28, 2001.



/s/ PricewaterhouseCoopers LLP


Seattle, Washington
March 28, 2001